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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

NITROMED, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000 Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 266-4000

None
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Asset Sale Agreement

        On October 22, 2008, NitroMed, Inc. ("NitroMed") and JHP Pharmaceuticals, LLC, a privately held specialty pharmaceutical company ("JHP"), entered into a Purchase and Sale Agreement (the "Asset Sale Agreement") pursuant to which NitroMed has agreed to sell to JHP substantially all of the assets related to NitroMed's BiDil® drug business (the "Asset Sale").

        Under the terms of the Asset Sale Agreement, NitroMed will sell to JHP NitroMed's BiDil drug business, intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property and JHP will assume from NitroMed specified liabilities relating to the BiDil drug business. NitroMed will retain its cash and cash equivalents and will also retain all assets associated with its nitric oxide enhancing technologies. JHP will pay NitroMed a total purchase price of $24.5 million for its assets, subject to adjustments set forth in the Asset Sale Agreement. The purchase price will be adjusted by up to $450,000 to the extent NitroMed's accounts receivable is more or less than NitroMed's trade liabilities as of the closing of the Asset Sale. The purchase price will also be increased by up to $1.8 million based on the value of the inventory sold as of the closing date of the Asset Sale.

        The Asset Sale Agreement contains customary representations, warranties and covenants of NitroMed including, among others, covenants (1) to use reasonable commercial efforts to conduct the operations of the BiDil drug business in the ordinary course during the period between the execution of the Asset Sale Agreement and the completion of the Asset Sale, (2) not to engage in specified types of transactions during such period and (3) not to solicit proposals relating to alternative transactions or, subject to specified exceptions, enter into discussions or provide confidential information in connection with proposals for alternative transactions.

        NitroMed and JHP currently expect to complete the Asset Sale in early 2009. NitroMed's and JHP's obligations to consummate the Asset Sale are subject to the satisfaction or waiver of customary conditions, including (1) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification, (2) material compliance by the other party with its covenants, (3) the absence of any suit or order prohibiting the completion of the Asset Sale, (4) requisite approval of the Asset Sale by NitroMed's stockholders and (5) receipt of specified required consents from third parties and the effectiveness of all required governmental filings.

        JHP's obligation to complete the Asset Sale is also subject to the absence of changes or circumstances that are materially adverse to the business, financial condition or results of operation of the BiDil drug business as a whole or that materially impairs the ability of NitroMed to complete the Asset Sale. In addition, the obligation of NitroMed to complete the asset sale is subject to the absence of a material adverse effect on the ability of JHP to complete the Asset Sale.

        The board of directors of NitroMed has unanimously approved the Asset Sale and the Asset Sale Agreement and adopted resolutions recommending the requisite stockholder approval for consummation of the Asset Sale. NitroMed has agreed to hold a stockholders' meeting to submit the approval of the Asset Sale to its stockholders for their consideration.

        Subject to specified exceptions, NitroMed and JHP have agreed to hold each other harmless against misstatements in their representations and warranties to the other party to the extent that such misstatements cause damage to the other party that exceeds 0.75% of the purchase price in the aggregate, up to an aggregate amount equal to 15% of the purchase price. To qualify for indemnification, a claim for such misstatements must generally be made within 18 months after the closing date of the Asset Sale. NitroMed has also agreed to indemnify JHP without limitation against breaches of covenants and other liabilities of NitroMed not assumed by JHP. JHP has agreed to indemnify NitroMed without limitation against breaches of covenants and other liabilities of NitroMed that are assumed by JHP.

        The Asset Sale Agreement provides each of NitroMed and JHP with specified termination rights. If the Asset Sale Agreement is terminated under circumstances specified in the Asset Sale Agreement, NitroMed will be required to pay JHP a termination fee equal to 3.5% of the purchase price.

        The foregoing description of the Asset Sale and the Asset Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

        The Asset Sale Agreement contains representations and warranties that NitroMed and JHP made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Asset Sale Agreement between NitroMed and JHP and may be subject to important qualifications and limitations agreed to by NitroMed and JHP in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between NitroMed and JHP rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Stockholder Voting Agreement

        In connection with the execution of the Asset Sale Agreement, NitroMed and JHP entered into a stockholder Voting Agreement with certain funds affiliated with HealthCare Ventures LLC, Rho Ventures and Invus Public Equities, L.P., together owning or controlling an aggregate of approximately 28% of NitroMed's common stock (the "Voting Agreement"), pursuant to which, among other things, each of the funds (1) agreed to vote its shares of NitroMed common stock in favor of approval of the Asset Sale and against the approval or adoption of any alternative transactions, (2) granted to JHP a proxy to vote its shares of NitroMed common stock in favor of approval of the Asset Sale, (3) agreed not to transfer its shares of NitroMed common stock prior to the expiration of the Voting Agreement and (4) agreed not to solicit proposals relating to alternative transactions or enter into discussions or provide confidential information in connection with proposals for alternative transactions.

        The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

        NitroMed plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Asset Sale. The Proxy Statement will contain important information about NitroMed, the Asset Sale and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

        Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from NitroMed by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

        NitroMed, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Asset Sale Agreement. Information regarding NitroMed's directors and executive officers is contained in NitroMed's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated

April 16, 2008, which are filed with the SEC. As of September 30, 2008, NitroMed's directors and executive officers beneficially owned approximately 30,927,803 shares, or approximately 33%, of NitroMed's common stock. A more complete description will be available in the Proxy Statement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

        Statements in this document regarding the proposed transaction between NitroMed and JHP, including without limitation the expected timetable for completing the transaction, the aggregate purchase price, and any other statements about NitroMed's management's future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of each of NitroMed and JHP to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by NitroMed's stockholders; NitroMed's ability to maintain regulatory approvals to market and sell BiDil pending the closing of the transaction, NitroMed's ability to maintain and enforce patent and other intellectual property protection for BiDil pending the closing of the transaction, and also with respect to its nitric oxide enhancing technologies; and the other factors described in NitroMed's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC, and other filings that NitroMed makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, NitroMed's actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

        In addition, the statements in this document reflect NitroMed's expectations and beliefs as of the date of this document. NitroMed anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. NitroMed's forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions it may undertake. These forward-looking statements should not be relied upon as representing NitroMed's views as of any date after the date of this Current Report on Form 8-K.

Item 2.02    Results of Operations and Financial Condition.

        On October 23, 2008, NitroMed announced its financial results for the quarter ended September 30, 2008. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01    Other Events.

        On October 23, 2008, NitroMed issued a press release announcing, among other things, the execution of the Asset Sale Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

  (d)
  Exhibits

          See Exhibit Index attached hereto.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.
Date: October 23, 2008	By:	/s/ KENNETH M. BATE Kenneth M. Bate President, Chief Executive Officer and Interim Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of October 22, 2008, by and between NitroMed, Inc. and JHP Pharmaceuticals, LLC(1)
10.2	Voting Agreement dated October 22, 2008, by and between NitroMed, Inc., JHP Pharmaceuticals, LLC and certain funds affiliated with HealthCare Ventures LLC, Rho Ventures and Invus Public Equities, L.P.
99.1	Press Release dated October 23, 2008

(1)
The schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. NitroMed will furnish copies of any of such schedules to the SEC upon request.

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  Item 1.01 Entry into a Material Definitive Agreement.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
  Item 2.02 Results of Operations and Financial Condition.
  Item 8.01 Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX